Exhibit 99.1

Precipio Announces Second Quarter 2018 Financial Results and Provides Corporate Update

Conference Call to be held Thursday August 23, 2018 at 9:00am Eastern Time

NEW HAVEN, CT, (August 17, 2018) – Precipio, Inc. (NASDAQ: PRPO), today filed its form 10-Q and released it’s financial results for the second quarter ended June 30, 2018.

Management will host a conference call on Thursday, August 23, 2018 at 9:00am to review financial results and provide a corporate update. To listen to the call by phone, interested parties within the U.S. should call 1-877-317-6789 and callers from outside the U.S. should call 1-412-317-6789. All callers should ask for the Precipio Inc., conference call.

A replay of the call will be available approximately 24 hours after the call and may be accessed via Precipio’s website.

About Precipio

Precipio has built a platform designed to eradicate the problem of misdiagnosis by harnessing the intellect, expertise and technology developed within academic institutions and delivering quality diagnostic information to physicians and their patients worldwide. Through its collaborations with world-class academic institutions specializing in cancer research, diagnostics and treatment such as the Yale School of Medicine and Harvard’s Dana-Farber Cancer Institute, Precipio offers a new standard of diagnostic accuracy enabling the highest level of patient care. For more information, please visit www.precipiodx.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements,” within the meaning of federal securities laws, including statements related to ICP technology, including financial projections related thereto and potential market opportunity, plans and prospects and other statements containing the words “anticipate,” “intend,” “may,” “plan,” “predict,” “will,” “would,” “could,” “should,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the known risks, uncertainties and other factors described in the Company’s definitive proxy statement filed on May 29, 2018, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 and on the Annual Report on Form 10-K for the year ended December 31, 2017 as well as the Company’s prior filings and from time to time in the Company’s subsequent filings with the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. All information in this press release is as of the date of the release and the Company does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Inquiries:

investors@precipiodx.com

+1-203-787-7888